UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 29, 2006

TEXAS UNITED BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-49928	75-2768656
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

109 North Main Street, LaGrange, Texas 78945

(Address of principal executive offices)

(979) 968-8451

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On December 29, 2006, Texas United Bancshares, Inc. (“Texas United”) made a series of payments in connection with 2006 bonuses and Texas United’s pending merger with Prosperity Bancshares, Inc. Directors Bruce Frenzel, Lee Mueller, Jr., Mike Kulhanek, Mike Steinhauser and Ervan Zouzalik were each paid $240,000 as previously disclosed in the proxy statement for the pending merger.

Texas United also made a payment of $500,000 to its Chief Financial Officer, Jeffrey A. Wilkinson. The payment represented (a) a bonus for 2006 of $200,000, (b) $200,000 in lieu of a severance payment that would otherwise be owed to Mr. Wilkinson at the completion of the merger, and (c) $100,000 of the $599,000 change in control payment to be owed to Mr. Wilkinson in connection with the merger.

Texas United also paid the following discretionary bonuses to the following executive officers named in the Summary Compensation Table set forth in Texas United’s proxy statement for its 2006 annual meeting of shareholders:

Named Executive Officer	Bonus
Dayna McElreath	$50,000
Steve Stapp	$100,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS UNITED BANCSHARES, INC.

Dated: January 8, 2007	By:	/s/ Jeffrey A. Wilkinson
	Name:	Jeffrey A. Wilkinson
	Title:	Executive Vice President and Chief Financial Officer